Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2020 Results

Second Quarter Revenues of $181.6 million, up 7% from the comparable prior year period

Second Quarter GAAP Net Income of $28.6 million, or 15.7% of total revenues, or $0.49 per diluted share

Second Quarter Non-GAAP Net Income of $35.9 million, or $0.62 per diluted share

Second Quarter Adjusted EBITDA of $61.2 million, or 33.7% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2020.

“The second quarter was very strong from a new business perspective, which positions Paycom very well to deliver long-term revenue growth and market share gains,” said Paycom’s founder and CEO, Chad Richison. “We are executing well in these challenging times and demand for our solutions has never been greater. I am very pleased with the performance of our deliberate investments in sales and marketing and product development, which continue to fuel the digital transformation of the Human Capital Management market.”

Financial Highlights for the Second Quarter of 2020

Total Revenues of $181.6 million represented a 7% increase compared to total revenues of $169.3 million in the same period last year. Recurring revenues of $178.0 million also increased 7% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $28.6 million, or $0.49 per diluted share, compared to GAAP net income of $48.8 million, or $0.83 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $35.9 million, or $0.62 per diluted share, compared to $43.7 million, or $0.75 per diluted share, in the same period last year.

Adjusted EBITDA1 was $61.2 million, compared to $69.4 million in the same period last year.

Cash and Cash Equivalents were $113.5 million as of June 30, 2020, compared to $133.7 million as of December 31, 2019.

Total Debt, Net was $31.8 million as of June 30, 2020, compared to $32.6 million as of December 31, 2019.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance:

Quarter Ending September 30, 2020:

Total Revenues in the range of $191.0 million to $193.0 million.

Adjusted EBITDA in the range of $56.0 million to $58.0 million.

We have not reconciled the forward-looking adjusted EBITDA range presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margin discussed on the teleconference call to net income margin, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items.  Accordingly, reconciliations of the forward-looking adjusted EBITDA range to net income and forward-looking adjusted EBITDA margin to net income margin are not available at this time without unreasonable effort.

Exhibit 99.1

Impact of the COVID-19 Pandemic

During the second quarter of 2020, we maintained the work-from-home arrangements implemented in March for the safety of our employees, while simultaneously ensuring our clients continued to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. As of June 30, 2020, 96% of our employees were working remotely. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount reductions across our client base. Because we charge our clients on a per-employee basis for certain services we provide, decreased headcount at our clients negatively impacted our recurring revenue in the second quarter of 2020, and we expect that our recurring revenue in future periods will continue to be negatively impacted by such headcount reductions until employment levels among our existing client base return to pre-pandemic levels.

•

Despite growth in the number of clients in our base, employee headcount reductions at our clients as well as clients electing to defer payment of their share of Social Security taxes under the CARES Act resulted in no growth in our average funds held for clients balance in the second quarter of 2020, relative to the second quarter of 2019.  Significantly lower average interest rates in 2020 and, to a lesser extent, the lack of growth of our average funds held for clients balance, had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the second quarter of 2020.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In the current work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

Our salesforce continues to conduct all meetings with current and prospective clients virtually.  The shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet virtually with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses and adjusted total research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion) and (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be

Exhibit 99.1

comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, August 4, 2020, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until August 5, 2020. The replay passcode is 9419044.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$113,518	$133,667
Accounts receivable	9,295	9,298
Prepaid expenses	24,987	13,561
Inventory	1,376	1,158
Income tax receivable	4,324	4,020
Deferred contract costs	53,023	46,618
Current assets before funds held for clients	206,523	208,322
Funds held for clients	1,033,535	1,662,778
Total current assets	1,240,058	1,871,100
Property and equipment, net	266,831	238,458
Goodwill	51,889	51,889
Long-term deferred contract costs	328,380	292,134
Other assets	34,342	33,336
Total assets	$1,921,500	$2,486,917
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,667	$5,051
Accrued commissions and bonuses	6,539	12,343
Accrued payroll and vacation	18,949	14,870
Deferred revenue	12,273	11,105
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	40,513	45,600
Current liabilities before client funds obligation	83,716	90,744
Client funds obligation	1,033,535	1,662,778
Total current liabilities	1,117,251	1,753,522
Deferred income tax liabilities, net	98,536	91,217
Long-term deferred revenue	68,614	65,139
Net long-term debt, less current portion	29,989	30,858
Other long-term liabilities	21,257	19,553
Total long-term liabilities	218,396	206,767
Total liabilities	1,335,647	1,960,289
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,613 and 61,350 shares issued at June 30, 2020 and December 31, 2019, respectively; 57,588 and 57,660 shares outstanding at June 30, 2020 and December 31, 2019, respectively)	616	613
Additional paid-in capital	300,408	257,501
Retained earnings	667,770	576,166
Treasury stock, at cost (4,025 and 3,689 shares at June 30, 2020 and December 31, 2019, respectively)	(382,941)	(307,652)
Total stockholders' equity	585,853	526,628
Total liabilities and stockholders' equity	$1,921,500	$2,486,917

Exhibit 99.1

Paycom Software, Inc.
Unaudited Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Recurring	$177,950	$165,998	$416,445	$362,862
Implementation and other	3,637	3,315	7,510	6,394
Total revenues	181,587	169,313	423,955	369,256
Cost of revenues
Operating expenses	23,257	20,289	47,373	45,065
Depreciation and amortization	6,301	4,950	12,231	9,492
Total cost of revenues	29,558	25,239	59,604	54,557
Administrative expenses
Sales and marketing	56,064	41,575	111,082	81,220
Research and development	21,778	16,775	43,399	35,264
General and administrative	40,837	27,460	80,971	72,658
Depreciation and amortization	6,774	5,378	13,059	10,183
Total administrative expenses	125,453	91,188	248,511	199,325
Total operating expenses	155,011	116,427	308,115	253,882
Operating income	26,576	52,886	115,840	115,374
Interest expense	(3)	(258)	(19)	(534)
Other income (expense), net	162	(263)	(768)	(363)
Income before income taxes	26,735	52,365	115,053	114,477
Provision for income taxes	(1,854)	3,603	23,449	18,433
Net income	$28,589	$48,762	$91,604	$96,044
Earnings per share, basic	$0.50	$0.85	$1.59	$1.67
Earnings per share, diluted	$0.49	$0.83	$1.57	$1.64
Weighted average shares outstanding:
Basic	57,568	57,569	57,611	57,464
Diluted	58,237	58,410	58,363	58,396

Exhibit 99.1

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$91,604	$96,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,290	19,675
Accretion of discount on available-for-sale securities	(974)	(367)
Amortization of debt issuance costs	19	17
Stock-based compensation expense	37,029	36,668
Cash paid for derivative settlement	(233)	(3)
Loss on derivative	1,939	1,376
Deferred income taxes, net	7,319	9,436
Changes in operating assets and liabilities:
Accounts receivable	3	564
Prepaid expenses	(11,426)	(3,607)
Inventory	(433)	(248)
Other assets	(1,113)	(2,479)
Deferred contract costs	(40,488)	(37,591)
Accounts payable	(1,017)	(1,284)
Income taxes, net	(304)	(6,654)
Accrued commissions and bonuses	(5,804)	(2,771)
Accrued payroll and vacation	4,079	819
Deferred revenue	4,643	5,353
Accrued expenses and other current liabilities	(2,621)	7,820
Net cash provided by operating activities	107,512	122,768
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(207,878)	(46,425)
Proceeds from maturities of short-term investments from funds held for clients	70,343	34,200
Purchases of property and equipment	(52,458)	(34,705)
Net cash used in investing activities	(189,993)	(46,930)
Cash flows from financing activities
Repurchases of common stock	(52,040)	—
Withholding taxes paid related to net share settlements	(23,249)	(38,429)
Payments on long-term debt	(888)	(888)
Net change in client funds obligation	(629,243)	159,021
Payment of debt issuance costs	—	(16)
Net cash (used in) provided by financing activities	(705,420)	119,688
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(787,901)	195,526
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,641,854	986,464
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$853,953	$1,181,990

Exhibit 99.1

	Six Months Ended June 30,
	2020	2019
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$113,518	$94,814
Restricted cash included in funds held for clients	740,435	1,087,176
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$853,953	$1,181,990

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$4,832	$1,967
Stock-based compensation for capitalized software	$3,718	$3,953
Right of use assets obtained in exchange for operating lease liabilities	$5,124	$7,966

Exhibit 99.1

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income to adjusted EBITDA:
Net income	$28,589	$48,762	$91,604	$96,044
Interest expense	3	258	19	534
Provision for income taxes	(1,854)	3,603	23,449	18,433
Depreciation and amortization	13,075	10,328	25,290	19,675
EBITDA	39,813	62,951	140,362	134,686
Non-cash stock-based compensation expense	21,218	5,597	37,029	36,668
Change in fair value of interest rate swap	131	833	1,706	1,372
Adjusted EBITDA	$61,162	$69,381	$179,097	$172,726
Net income margin	15.7%	28.8%	21.6%	26.0%
Adjusted EBITDA margin	33.7%	41.0%	42.2%	46.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income to non-GAAP net income:
Net income	$28,589	$48,762	$91,604	$96,044
Non-cash stock-based compensation expense	21,218	5,597	37,029	36,668
Change in fair value of interest rate swap	131	833	1,706	1,372
Income tax effect on non-GAAP adjustments	(13,997)	(11,457)	(16,470)	(21,099)
Non-GAAP net income	$35,941	$43,735	$113,869	$112,985
Earnings per share, basic	$0.50	$0.85	$1.59	$1.67
Earnings per share, diluted	$0.49	$0.83	$1.57	$1.64
Non-GAAP net income per share, basic	$0.62	$0.76	$1.98	$1.97
Non-GAAP net income per share, diluted	$0.62	$0.75	$1.95	$1.93
Weighted average shares outstanding:
Basic	57,568	57,569	57,611	57,464
Diluted	58,237	58,410	58,363	58,396

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.50	$0.85	$1.59	$1.67
Non-cash stock-based compensation expense	0.37	0.10	0.64	0.64
Change in fair value of interest rate swap	—	0.01	0.03	0.02
Income tax effect on non-GAAP adjustments	(0.25)	(0.20)	(0.28)	(0.36)
Non-GAAP net income per share, basic	$0.62	$0.76	$1.98	$1.97

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.49	$0.83	$1.57	$1.64
Non-cash stock-based compensation expense	0.36	0.10	0.63	0.63
Change in fair value of interest rate swap	—	0.01	0.03	0.02
Income tax effect on non-GAAP adjustments	(0.23)	(0.19)	(0.28)	(0.36)
Non-GAAP net income per share, diluted	$0.62	$0.75	$1.95	$1.93

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted gross profit:
Total revenues	$181,587	$169,313	$423,955	$369,256
Less: Total cost of revenues	(29,558)	(25,239)	(59,604)	(54,557)
Total gross profit	152,029	144,074	364,351	314,699
Plus: Non-cash stock-based compensation expense	1,733	309	2,931	3,205
Total adjusted gross profit	$153,762	$144,383	$367,282	$317,904
Gross margin	83.7%	85.1%	85.9%	85.2%
Adjusted gross margin	84.7%	85.3%	86.6%	86.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted sales and marketing expenses:
Sales and marketing expenses	$56,064	$41,575	$111,082	$81,220
Less: Non-cash stock-based compensation expense	(3,801)	(2,526)	(6,966)	(5,109)
Adjusted sales and marketing expenses	$52,263	$39,049	$104,116	$76,111

Total revenues	$181,587	$169,313	$423,955	$369,256
Sales and marketing expenses as a % of revenues	30.9%	24.6%	26.2%	22.0%
Adjusted sales and marketing expenses as a % of revenues	28.8%	23.1%	24.6%	20.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted total administrative expenses:
Total administrative expenses	$125,453	$91,188	$248,511	$199,325
Less: Non-cash stock-based compensation expense	(19,485)	(5,288)	(34,098)	(33,463)
Adjusted total administrative expenses	$105,968	$85,900	$214,413	$165,862

Total revenues	$181,587	$169,313	$423,955	$369,256
Total administrative expenses as a % of revenues	69.1%	53.9%	58.6%	54.0%
Adjusted total administrative expenses as a % of revenues	58.4%	50.7%	50.6%	44.9%

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted research and development expenses:
Research and development expenses	$21,778	$16,775	$43,399	$35,264
Less: Non-cash stock-based compensation expense	(2,984)	(505)	(5,155)	(3,551)
Adjusted research and development expenses	$18,794	$16,270	$38,244	$31,713

Total revenues	$181,587	$169,313	$423,955	$369,256
Research and development expenses as a % of revenues	12.0%	9.9%	10.2%	9.6%
Adjusted research and development expenses as a % of revenues	10.3%	9.6%	9.0%	8.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total research and development costs:
Capitalized research and development costs	$10,975	$6,697	$20,721	$15,637
Research and development expenses	21,778	16,775	43,399	35,264
Total research and development costs	$32,753	$23,472	$64,120	$50,901

Total revenues	$181,587	$169,313	$423,955	$369,256
Total research and development costs as a % of revenues	18.0%	13.9%	15.1%	13.8%

Adjusted total research and development costs:
Total research and development costs	$32,753	$23,472	$64,120	$50,901
Less: Capitalized non-cash stock-based compensation	(2,117)	(624)	(3,718)	(3,953)
Less: Non-cash stock-based compensation expense	(2,984)	(505)	(5,155)	(3,551)
Adjusted total research and development costs	$27,652	$22,343	$55,247	$43,397

Total revenues	$181,587	$169,313	$423,955	$369,256
Adjusted total research and development costs as a % of revenues	15.2%	13.2%	13.0%	11.8%

Exhibit 99.1

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Non-cash stock-based compensation expense:
Operating expenses	$1,733	$309	$2,931	$3,205
Sales and marketing	3,801	2,526	6,966	5,109
Research and development	2,984	505	5,155	3,551
General and administrative	12,700	2,257	21,977	24,803
Total non-cash stock-based compensation expense	$21,218	$5,597	$37,029	$36,668

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.